                                 Amendment No. 1

This Amendment No. 1 (the  "Amendment"),  effective this 15th day of March 2004, is by and between Stokes Canning Company, a Colorado corporation ("Stokes"), and
Hoopeston Foods Denver Corp., a Delaware corporation ("Hoopeston").

                                    Recitals
                                    --------

A.  Effective  as of January  26,  2001,  Stokes and  Hoopeston  entered  into a business  transaction  concerning  the  production  facility  of Stokes  that is located  at 5590 High  Street,  Denver,  Colorado,  and the  business  conducted therein.  This transaction was effected through execution of various agreements, including a Lease  Agreement,  Equipment  Lease,  Exclusive  License  Agreement,
Co-Pack and Warehousing Agreement, Lease Override Agreement, and EBITDA Overview
Committee Agreement (collectively referred to herein as the "Agreements").

B. Each of the parties desire to make certain modifications to the Agreements to either change the nature of the transactions set forth therein and/or to clarify uncertainties with respect to the  interpretation of existing  provisions of the
Agreements.

C. The parties have been in  negotiations  to resolve all  modifications  to the
Agreements  desired by each of the parties,  but have not yet reached a mutually acceptable resolution.

D. The parties have agreed to make certain  modifications to the Agreements that are set forth  herein  and  desire  to  continue  negotiations  to  resolve  all remaining matters.

NOW, THEREFORE,  in consideration of the mutual agreements set forth herein, the receipt and  sufficiency  of which is  acknowledged  and accepted by each of the parties, the parties agree as follows:

1. The parties agree that the EBITDA payment that Hoopeston owes to Stokes under the Lease Override  Agreement for  Hoopeston's  fiscal year ended June 30, 2003, shall be paid by  Hoopeston  executing  and  issuing  to  Stokes a  subordinated promissory  note (the  "Note")  in the form  attached  hereto as  Exhibit A. The principal  amount of the Note shall be equal to 50% of the  EBITDA of  Hoopeston for the  fiscal  year  ended  June 30,  2003,  as  determined  by  reference  to
Hoopeston's  audited income or operating statement (which is being finalized and is expected to be available  within  approximately 60 days from the date of this
Amendment).  The Note shall be dated as of October 15, 2003,  and shall have the other terms and conditions set forth in the form of the Note attached  hereto as
Exhibit A. The foregoing shall only apply with respect to the payment due Stokes for Hoopeston's fiscal year ended June 30, 2003, and shall not apply to payments for future fiscal years.

2. The definition of "Monthly  Rent," as set forth in the Lease  Agreement shall be deleted in its entirety and replaced with the following:  "A fixed amount per month equal to $34,719.00."

3. In connection with a financing being obtained by Stokes,  Hoopeston agrees to execute the estoppel  certificates and subordination and attornment agreement in the forms attached hereto as Exhibit B.

4. The parties desire to continue  negotiations in an attempt to reach agreement on all other  modifications to the Agreements desired by each party (referred to herein as a "Global  Resolution").  However,  the parties are not  obligated  to agree on a Global  Resolution and the failure to so agree or the  termination of negotiations by either party shall not (i) affect the validity of this Amendment or the  transactions  set forth  herein,  or (ii) create any  liability  for, or impose liability on, either party.  Except as specifically  amended hereby,  the
Agreements  remain  unchanged  and in full force and effect and each party fully reserves and does not waive any of its rights, claims,  defenses,  positions and arguments under the Agreements  including,  without limitation,  with respect to the other matters that are  outstanding  between the parties and to be addressed as part of the intended  Global  Resolution.  Any conflict  between the terms of this  Amendment  and the  provisions  of the  Agreements  shall be  resolved  in accordance with the provisions of this Amendment.

The parties have  executed  this  Amendment,  effective as of the date first set forth above, by their duly authorized officers.

Stokes Canning Company

By:
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Title:
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Hoopeston Foods Denver Corp.

By:
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Title:
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                                    Exhibit A

                                 (Form of Note)

                                    Exhibit B

         (Estoppel Certificate and Subornation and Attornment Agreement)